NOTE EXCHANGE AGREEMENT

This Securities Purchase Agreement (the "**Exchange Agreement**") is made and entered into as of June 1, 2022 (the "**Effective Date**"), by and between Leonite Fund I, LP, a limited partnership organized under the laws of the State of Delaware ("**Holder**"), and Ethema Health Corporation, a Colorado corporation, Addiction Recovery Institute Of America, LLC f/k/a Seastone Delray Healthcare, LLC, a Florida limited liability company (the "**Company**") (Holder and the Company, may each be referred to herein as a "**Party**" and collectively as the "**Parties**").

RECITALS

A. WHEREAS, Holder owns a Convertible Promissory Note issued by the Company with an original principal amount of five hundred fifty thousand Dollars ($550,000) and dated May 7, 2021 (as amended from time to time, the "**May Note**") and a Convertible Promissory Note issued by the Company with an original principal amount of two hundred thirty thousand Dollars ($230,000) and dated June 2, 2021 (as amended from time to time, the "**June Note**" and collectively with the May Note, the "**Old Notes**");

B. WHEREAS, the amount that would be due to Holder by the Company pursuant to the terms of the Notes, if the Company were to pay the full balance of the Notes on the Effective Date, including but not limited to, the outstanding Principal, interest, and penalties, is three hundred forty one thousand Dollars ($341,000) with respect to the May Note and two hundred fifty five thousand three hundred Dollars ($255,300) with respect to the June Note, for a total amount due under the Old Notes of five hundred ninety six thousand three hundred Dollars ($596,300) (the "**Outstanding Balance**"); and

C. WHEREAS, the Company failed to make certain payments required pursuant to Section 4.17 of the May Note, which is an event of default under the May Note.

D. WHEREAS, after discussions with the Company regarding the Old Notes, it was determined that it was in the best interests of the Company that the Holder not declare the Old Notes in default, and that in consideration to the Holder for tendering the Old Notes to the Company, the Company would issue a new consolidated note.

E. WHEREAS, Company and the Holder now wish to exchange the Old Notes for a new consolidated note pursuant to the terms herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments of the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. **INCORPORATION OF RECITALS**. The representations, covenants, and recitations set forth in the foregoing recitals are hereby incorporated into and made a part of this Exchange Agreement, including all defined terms referenced therein.

2. **EXCHANGE OF NOTES**. Upon the terms and subject to the conditions set forth in this

Exchange Agreement, Holder hereby agrees to tender to the Company, the Old Notes. In exchange for the Holder tendering to the Company the Old Notes, the Company shall issue to Holder a new note, substantially in the form of Exhibit A (the "**Consolidated and Restated Senior Secured Promissory Note**").

3. **CLOSING**. Subject to the satisfaction of the conditions set forth in this Exchange Agreement and compliance with the other provisions hereof, the consummation of the transactions contemplated by this Exchange Agreement (the "**Closing**") shall take place on the date that the Company issues to the Holder the Consolidated and Restated Senior Secured Promissory Note (the "**Closing Date**"). From and after the Closing, the Old Notes shall be terminated.

4. **HOLDER LEGAL FEES**. Upon the closing, Company shall pay to the Holder $15,000 to cover Holder's legal fees associated with this Exchange Agreement.

5. **MISCELLANEOUS**.

5.1 Each Party shall deliver to the other Party such documents, instruments and materials in their possession as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be reasonably satisfactory in form and substance to counsel for the other Party.

5.2 Governing Law and Venue. This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Exchange Agreement shall be brought only in the state and/or federal courts located in Delaware. The parties to this Exchange Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum *non conveniens*. **EACH OF THE PARTIES IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS EXCHANGE AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Exchange Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Exchange Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Holder and the Company have executed this Exchange Agreement as of the date set forth in the first paragraph.

HOLDER

LEONITE FUND I, LP
By its Manager, Leonite Advisors LLC

DocuSigned by:
By: ______________________
Name: Avi Geller
Title: Manager

COMPANY

ETHEMA HEALTH CORPORATION

DocuSigned by:
By: Shawn E. Leon
CEB9D4CAE2A3434...
Name: Shawn Leon
Title: Chief Executive Officer

ADDICTION RECOVERY INSTITUTE OF AMERICA, LLC
F/K/A SEASTONE DELRAY HEALTHCARE, LLC

DocuSigned by:
By: Shawn E. Leon
CEB9D4CAE2A3434...
Name: Shawn E. Leon
Title: Chief Executive Officer

[*Signature Page to Exchange Agreement*]

EXHIBIT A

(Consolidated and Restated Senior Secured Convertible Promissory Note)